UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 24, 2004

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Item 7. Financial Statement and Exhibits.

(c)        Exhibits.

99.1 February 24, 2004 Press Release

Item 9. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release dated February 24, 2004, which was issued by AMC Entertainment Inc., announcing it has completed an offering of $300 million of its 8% Senior Subordinated Notes due 2014 and called for redemption $200 million of its 9 ½% Senior Subordinated Notes due 2009 and approximately $83.4 million of its 9 ½% Senior Subordinated Notes due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	February 24, 2004	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer